Exhibit 10.26

HELIO CORPORATION

$100,000 OF CONVERTIBLE PREFERRED STOCK

OFFERING MEMORANDUM AND PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is dated as of January 13, 2026 between Helio Corporation, a Florida corporation (“Helio” or the “Company”) and Bruce Campbell, (“Purchaser”).

WHEREAS, the Company is in the process of selling up to one hundred thousand dollars ($100,000) of Convertible Preferred Stock (“Shares”), at a price of $0.40 per share to Bruce Campbell;

WHEREAS, the Shares are being sold to accredited investors in a private offering under Regulation D, Rule 506(c) as of January 1, 2026;

WHEREAS, the Company plans to seek listing (the “Exchange Listing”) on a national exchange (either Nasdaq or NYSE) within 12 months from the date of this Offering; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, certain of those Shares of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

THE OFFERING

Terms of Offering. The Company is offering up to $100,000 of Convertible Preferred Stock. The Shares have a face value of $0.40 per share, so the Company is offering two hundred and fifty thousand (250,000) Shares that are convertible into two hundred and fifty thousand (250,000) common shares.

Accredited Investor. The Securities are being sold only to “accredited investors” (“Accredited Investors”) as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Act”) and purchasers will be required to provide representations and documentation establishing purchaser as an Accredited Investor.

Annual Distribution. The Company will pay an accrued annual dividend to Purchasers of its Preferred Shares equal to ten (10%) percent of the face value of the Preferred Shares held by Purchaser.

Right to Convert into Common Stock of Company. Purchaser shall have the option to convert some or any portion (minimum 25%) into common stock (“Common Shares”) of the Company at the time of the public offering of stock (“Public Offering”) for the planned Exchange Listing. Purchaser will have the right to choose one of two conversion options:

Option 1. To convert directly into the Offering at twenty (20%) percent of the final Offering price established for initial Exchange Listing and receive freely tradable shares at the time of Exchange Listing; or

Option 2. To convert at a 20% discount to the Offering price after the initial Exchange Listing (through receipt of additional Common Shares). If this option 2 is chosen by Purchaser, the Purchaser will receive restricted stock that will be subject to a 6-month holding period before the Shares can be sold through the public market.

1

Redemption Rights. If, for any reason, the Company does not become listed on a national exchange (Nasdaq or NYSE) within 18 months from the date of the funding of the Purchase hereunder, the Company agrees that Purchaser shall have the right to receive an additional twenty (20%) percent of the shares due to them as of that date.

PURCHASE AND SALE

Purchase Amount. the Company agrees to sell, and Purchaser agrees to purchase a total of $100,000 of Convertible Preferred Stock from the Company. Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Purchase Amount as set forth herein.

THE COMPANY

Helio Corporation is a technology, engineering, and research and development (R & D) holding company serving commercial, government, and non-profit organizations. Products include hardware, systems, and services in aerospace and other markets for customers such as NASA, universities, and private space companies. Helio has one current subsidiary: Heliospace Corporation, a Delaware Corporation, (“Heliospace”). Heliospace is an aerospace company specializing in the design, assembly and test of space flight qualified hardware, and provides systems engineering, analysis, integration and test services to customers in government, commercial, private, and non-profit markets. With deep expertise in civil space missions, Heliospace brings its insights and capabilities to bear on space systems and instruments for NASA, Honeybee Robotics/Blue Origin, Universities, The Southwest Research Institute, research laboratories, and commercial companies in pursuit of science, exploration, and the commercial development of space.

Officers and Directors

Edward Cabrera, (Chairman, CEO, Director) has nearly 40 years of experience on Wall Street working as an investment banker and portfolio analyst with such firms as Merrill Lynch  and UBS/PaineWebber. He  has been selected top-ranked for his work by Institutional Investor magazine and the Greenwich Associates Survey. Prior to Wall Street, he graduated with an MBA from Harvard Business School after working at General Electric in the Armament Division and in the Jet Propulsion Department of Eastern Airlines. Prior to this, he graduated from University of Florida with a Bachelor of Science in  Engineering. Edward also acts in the capacity of an investment banking/registered representative of Network 1 Financial Securities, Inc, a registered broker-dealer with the US Securities Commission and the Financial Industry Regulatory Authority Inc (FINRA).

Gregory T. Delory, (Chief Technology Officer, Director) has over 25 years of experience as a space scientist, co-investigator, project scientist, and manager on space flight programs in university, NASA, aerospace, and startup company environments. He has worked on requirements, instruments, mission design and data production from numerous NASA space flight projects including orbiters for the Earth, Moon, and Mars, as well as planetary landers. He has a Ph.D. in Physics from the University of California at Berkeley and was a recipient of the F.L. Scarf award for outstanding graduate thesis. During the previous 5 years, Mr. Delory served as CEO of the Heliospace Corporation.

Paul S. Turin (Chief Engineer, Director) has over 35 years of experience in the design, assembly, test and delivery of mechanical systems for over 120 instruments and mechanisms on over 30 space flight missions during a career at The University of California Space Sciences Laboratory, private companies, and Heliospace.

2

REPRESENTATIONS AND AGREEMENTS OF THE PARTIES

Company Representations. The Company is a duly formed and valid entity existing under Florida law. The Company has all right and title to enter into this Agreement without condition or reservation. The Company has the full legal right and authority to issue the Notes purchased by Purchaser hereunder.

Purchaser Representations. Purchaser represents that he or she is, and will be at the time of issuance of the Securities, an Accredited Investor as such term is defined in Regulation D promulgated by the Commission under the Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and has such knowledge and experience in financial, tax and other business matters as to enable the Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Purchaser is not a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, or an officer, director or affiliate of the Fund. The Purchaser has the authority and is duly and legally qualified to purchase and own the Interests. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Purchaser is accurate and correct in all respects. The Purchaser agrees to cooperate with all reasonable requests by the Company, its representatives and persons retained by the Company to verify that the Purchaser is an accredited investor, which requests may include but not be limited to submission of an Accredited Investor Certification, provision of requested Forms W-2, income tax returns, bank statements, brokerage statements and credit reports and third party verification. The Company agrees to maintain the confidentiality of any such information except as necessary to establish that the Company has taken appropriate steps to verify that Purchaser is an Accredited Investor (including the right to provide such information to the Placement Agent(s), if any and their respective counsel).

RISK FACTORS

Equity Investment is subject to a number of significant risks in the Company or businesses in which the Company operates. The following risk factors should be carefully considered.

General Risks

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the Company’s profitability. The demand for the Company’s product may be seasonal or be impacted by the overall economy, or the Company could face other risks that are specific to its industry or type of business. The Company may also have difficulty competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish, and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it and that could significantly affect the success of the Company.

3

The Company’s management has broad discretion in how the Company use the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company faces significant competition and operates in a highly regulated industry.

The Company operates in the areas of aerospace products and services, which is a highly competitive industry. There is substantial competition in the industry and many of the competitors are larger companies with deeper resources than the Company. Therefore, the Company will face stiff competition as it seeks to grow and execute its business plan. In addition, the Company operates in a highly regulated industry and as a result can incur significant costs and regulatory hurdles in bringing its products to market. Competitors may be better financed and able to overcome these regulatory hurdles and as such the Company may be at a disadvantage in the marketplace as a result.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It will also be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company’s success relies on market acceptance.

While the Company believes that there will be significant customer demand for its products/services, there is no assurance that there will be broad market acceptance of the Company’s product offerings. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its business goals.

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, our limited staff and operating history means that there is a high degree of uncertainty regarding our ability to (i) develop and commercialize our technologies and proposed products (ii) obtain regulatory approval to commence the marketing of our products, (iii) manage growth, (iv) achieve market acceptance or insurance reimbursement for any of our proposed products, if successfully developed, or (v) respond to competition. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

4

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act ("the JOBS Act"). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock held by non-affiliates exceeds $700 million as of the end of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We may elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, may be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other shareholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, including purchasers in the offering, may vote, including the following actions:

●	to elect or defeat the election of the Company’s directors;
●	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;
●	to effect or prevent a merger, sale of assets or other corporate transaction; and
●	to control the outcome of any other matter submitted to the Company’s shareholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s shareholders from realizing a premium over the Company’s stock price.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our President, Gregory T. Delory, President and CEO, Joseph T. Pitman, Director and Paul S. Turin, Director. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

5

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

An unstable global economic, social and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The economic, social and political environment has or may negatively impact, among other things:

●	current and future demand for our services;
●	price competition for our products and services; and,
●	availability of Government funding.

Risks Related To This Offering

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of Shares will be sold in this offering. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us.

Risks Associated With Equity Investments

Equity investments, by definition, are junior in the capital stack to debt investments, and accordingly have a higher degree of risk than debt investments. In the event of a sale or liquidation of a Company, the first cash proceeds are applied toward satisfaction of obligations to creditors, and thereafter are available for distribution to equity holders. In an Equity Investment on a preferred basis, there is a risk that there will be other equity holders in a priority position.

One of the other principal risks associated with investment in emerging growth businesses is the ability to generate liquidity. Investments in small to medium sized businesses typically have limited liquidity. It may be difficult liquidate an investment in the Company due to an illiquid market, limited if any demand for its securities, and the likelihood that a discount would be accorded to minority positions in such entities. Also, the Company may be subject to volatility and instability, domestic and global economies and markets may be under periods of cyclical change and decline. Investments in smaller companies with limited capitalization may have greater sensitivity to adverse business or economic risk

Prospective investors should realize that there is a high degree of risk associated with investment in the securities of small to medium sized businesses due to the lack of liquidity associated with such investments.

6

MISCELLANEOUS

Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on date of transmission if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by any other Person.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this shall be commenced exclusively in the state and federal courts sitting in Volusia County, Florida.

Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page is an original thereof.

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

CEO Edward Cabrera Involvement With Network 1 Financial Security Inc. According to FINRA Rule 3280, Edward Cabrera must report his continued affiliation with broker dealer Network 1 Financial Securities as a registered representative. However, Network 1 Financial Securities Inc. is receiving no compensation from this transaction and has no agreement with Helio Corporation.

7

WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Purchase Instructions. Any investor desiring to purchase the Shares offered should complete and sign this Agreement and return it to the Company at the following email address: invest@helio.space

For Payment by Wire: For wiring the funds directly to the Fund, please use the following wire instructions:

Beneficiary Name	Helio Corporation
Beneficiary Address	2448 Sixth Street, Berkeley, CA 94710
Beneficiary Acct Number
Beneficiary Bank
ABA Routing Number
FBO	(Purchaser’s Name)

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HELIO CORPORATION

By: _____________________________

Edward Cabrera, President and CEO

8

PURCHASER(S) / AUTHORIZED SIGNER

Signature: /s/ Bruce Campbell /s/	Signature (If joint): ___________________________

Print Name: Bruce Campbell	Print Name: _______________ __________________
(First) (Last)	(First) (Last)

SSN# or FEIN: ____________________________	SS # or FEIN ________________________________

Street Address: ______________________________________________________________________ City: ____________________________________ State: ____________ Zip Code: _________________

Phone: ______________________________	Phone #2: ____________________________________

Email: _______________________________	Email: #2: ____________________________________

REGISTRATION TYPE: (Select only one)

☒ Individual ☐ Company ☐ Joint Tenants ☐ Custodian IRA Account F/B/O (fill in below)

☐ Trust / Trustee: ____________________________________________ Trust Date: ______________

IF CUSTODIAL IRA, PLEASE COMPLETE

Authorized Signer: ___________________________________________________________________

Registration Name: ___________________________________________________________________

Tax ID #: _____________________________ Phone #: ______________________________________

Address: ___________________________________________________________________________

9